LEASE AMENDMENT AND EXTENSION AGREEMENT

This Lease Amendment and Extension Agreement (Agreement) is made and entered into on the 31st day of August, 2003 by and between SCRIPT SOLUTIONS, INC. a Delaware Corporation, successor in interest to Pro-Mark Holdings Inc. a Delaware Corporation, (the "Tenant"), and MUTUAL PROPERTIES STONEDALE LLC , successor in interest to Mutual Properties Stonedale L.P. hereinafter referred to as "Landlord",

           WHEREAS:   a certain lease was entered into by and between Landlord and Tenant dated December 23, 1997 , as amended by that certain Lease Amendment and Extension Agreement dated March 27, 1998 (the Lease) covering premises at 1935 Kingstown Road, Peacedale, R. I., capitalized terms used in this Agreement are defined herein or in the Lease; and

           WHEREAS:  Landlord and Tenant now desire to further amend the Lease by extending the Term and changing the Expiration Date and otherwise amending the Lease.

           NOW THEREFORE,  in consideration of the premises and mutual covenants herein set forth and for other good and valuable consideration, Landlord and Tenant hereby agree to amend the Lease for those certain premises located at Stonedale Office Building, 1935 Kingstown Road, Peacedale, Rhode Island as follows:

           1.  TERM:  The term of this Lease (the Term) with respect to the Premises shall be extended for a period of One (1) Year from October 1, 2004 through September 30, 2005 (the " Extended Term"). The Initial Term and the Extended Term are herein collectively referred to as the Term.

           2.  PREMISES:  Exhibit A and the definition of Premises as used in Article I shall be defined as follows:

                           For the period from September 1, 2003 through October 31, 2003, the Premises shall include Suite 101 containing 2,691 rentable square feet, Suite 104 containing 1,505 rentable square feet, Suites 201 and 203 containing a total of 6,442 rentable square feet, Suite 110 containing 602 rentable square feet, Suite 301 containing 1,834 rentable square feet, Suite 302 containing 1,869 rentable square feet, and Suite 303 containing 2,707 rentable square feet for a total of 17,650 rentable square feet. Tenant's Pro-Rata Share shall be 94%.

                           For the period from November 1, 2003 through November 30, 2003, the Premises shall include Suites 201 and 203 containing a total of 6,442 rentable square feet, Suite 110 containing 602 rentable square feet, Suite 301 containing 1,834 rentable square feet, Suite 302 containing 1,869 rentable square feet, and Suite 303 containing 2,707 rentable square feet for a total of 13,454 rentable square feet. Tenant's Pro-Rata Share shall be 72%.

                           For the period from December 1, 2003 through September 30, 2005, the Premises shall include Suite 110 containing 602 rentable square feet, Suite 301 containing 1,834 rentable square feet, Suite 302 containing 1,869 rentable square feet, and Suite 303 containing 2,707 rentable square feet for a total of 7,012 rentable square feet. Tenant's Pro-Rata Share shall be 38%.

3. RENT: The Base Rent payable during the Term shall be as follows:

a.	From September 1, 2003 through and including October 31, 2003, the Base Rent shall payable in equal monthly installments of $22,800.00.

b.	From November 1, 2003 through and including November 30, 2003, the Base Rent shall payable in equal monthly installments of $17,379.00.

c.	From December 1, 2003 through and including September 30, 2005, the annual Base Rent shall be $108,696.00 payable in equal monthly installments of $9,058.00.

           Beginning on September 1, 2003 through October 31, 2003, Tenant shall pay monthly in advance the amount of $4,310.00 as its estimated Pro Rata Share of the Operating Costs of the Property. Beginning on November 1, 2003 through November 30, 2003, Tenant shall pay monthly in advance the amount of $3,295.00 as its estimated Pro Rata Share of the Operating Costs of the Property. Beginning on December 1, 2003 and continuing throughout the Term, Tenant shall pay monthly in advance the amount of $1,745.00 as its estimated Pro Rata Share of the Operating Costs of the Property.

           4.  OPERATING COSTS:  The term "Operating Costs" as defined in Section 3.02 shall be amended as follows:

                           delete "15% of all costs to cover administrative costs" and replace with "a management fee equal to $20,522. per year to cover management costs".

           5.  The following shall be added as Section 23.05:  Upon the occurrence of an Event of Default and at any time thereafter, Landlord may terminate this Lease by notice to Tenant effective on such date not less than five (5) days after the giving of such notice. Tenant shall then peacefully quit and surrender the Demised Premises to Landlord. No such termination if this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any termination, whether or not the Demised Premises or any part thereof shall have been relet; provided, that Landlord shall use commercially reasonable efforts to relet the Demised Premises and shall apply the net proceeds thereof against Tenant's liability hereunder.

           Except as amended hereby, all other terms and conditions of the Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

IN WITNESS WHEREOF, the Landlord and Tenant have hereunto set their hands as of the day and date first above written.

SCRIPT SOLUTIONS INC. TENANT /s/ Barry A. Posner By: ______________________________________ It's ________________________________________ Duly Authorized

MUTUAL PROPERTIES STONEDALE LLC LANDLORD /s/ Stephen Soscia, Managing Member By: Stephen Soscia, Managing Member